UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 10, 2018

Yum China Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37762	81-2421743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Yum China Building
7100 Corporate Drive	20 Tian Yao Qiao Road
Plano, Texas 75024	Shanghai 200030
United States of America	People’s Republic of China

(Address, including zip code, of principal executive offices)

(469) 980-2898

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Yum China Holdings, Inc. (the “Company”) held its 2018 annual meeting of stockholders at 8:30 a.m. local time on May 11, 2018 at the Mandarin Oriental Hong Kong, 5 Connaught Road, Central, Hong Kong (the “Annual Meeting”).  A total of 317,624,661 shares, or 82.3% of the Company’s outstanding common stock, were present in person or represented by proxy at the Annual Meeting, constituting a quorum.  At the Annual Meeting, the Company’s stockholders: (i) elected the four Class II director nominees listed below to serve until the 2019 annual meeting of the Company’s stockholders; (ii) ratified the appointment of KPMG Huazhen LLP as the Company’s independent auditor for 2018; and (iii) approved, on an advisory basis, the Company’s named executive officer compensation.

Set forth below are the voting results for each of the proposals presented at the Annual Meeting:

Proposal 1:	The election of four Class II director nominees to serve until the 2019 annual meeting of the Company’s stockholders:

Director Name	For	Against	Abstain	Broker Non-Votes
Louis T. Hsieh	247,057,359	5,962,909	997,541	63,606,852
Jonathan S. Linen	251,842,362	1,743,891	431,556	63,606,852
Muktesh “Micky” Pant	250,452,421	3,125,650	439,738	63,606,852
William Wang	252,888,612	696,465	432,732	63,606,852

Proposal 2:	The ratification of the appointment of KPMG Huazhen LLP as the Company’s independent auditor for 2018:

For	Against	Abstain	Broker Non-Votes
316,149,049	842,101	633,511	0

Proposal 3:	An advisory vote to approve the Company’s named executive officer compensation:

For	Against	Abstain	Broker Non-Votes
235,355,094	17,656,064	1,006,651	63,606,852

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUM CHINA HOLDINGS, INC.

	By:	/s/ Shella Ng
Name: Shella Ng
Title: Chief Legal Officer and Corporate Secretary
Date: May 15, 2018